UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2020

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B
Solon OH		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 below is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at the Annual Meeting of Stockholders held on December 17, 2019 (the “2019 Annual Meeting”), the stockholders of Energy Focus, Inc. (the “Company”) approved a form of the certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and authorized the board of directors of the Company (the “Board”), to amend the Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a ratio ranging from any whole number of at least 1-for-2 and up to 1-for-20, with the exact ratio within the foregoing range to be determined by the Board in its sole discretion (the “Reverse Stock Split”).

On June 2, 2020, the Board determined to set the Reverse Stock Split ratio at 1-for-5 (the “Split Ratio”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on June 11, 2020, upon which the Reverse Stock Split became effective immediately (the “Effective Time”). At the Effective Time, every five shares of Common Stock issued and outstanding automatically combined into one validly issued, fully paid and non-assessable share of Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Any stockholder that would otherwise hold a fractional share as a result of the Reverse Stock Split will be entitled to receive, upon surrender to the exchange agent of the certificate(s) representing its pre-split shares or upon conversion of its shares held in book-entry form, a cash payment equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Common Stock on The Nasdaq Stock Market (“Nasdaq”) on June 10, 2020 (as adjusted to give effect to the Reverse Stock Split). The $0.0001 par value per share of Common Stock and other terms of the Common Stock are not affected by the Reverse Stock Split. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 15.9 million shares to approximately 3.2 million shares, subject to adjustment for the payment of cash in lieu of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 50,000,000 shares.

The Company’s outstanding shares of restricted stock and shares underlying the Company’s options and warrants entitling the holders to purchase shares of Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. Also, the number of shares reserved for issuance under the Company’s existing 2014 Stock Incentive Plan, as amended, and the Company’s 2013 Employee Stock Purchase Plan will be reduced proportionately based on the Split Ratio.

The Reverse Stock Split was effected solely to increase the per share trading price of the Common Stock to satisfy the $1.00 minimum bid price requirement pursuant to NASDAQ Marketplace Rule 5550(a)(2) for continued listing on Nasdaq.

The Common Stock is expected to begin trading on Nasdaq on a split-adjusted basis at the opening of trading on June 12, 2020. There will be no change in the Company’s Nasdaq ticker symbol, “EFOI”. Following the Reverse Stock Split, the new CUSIP number for the Common Stock is 29268T 409.

Broadridge Financial Solutions, Inc. is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold physical stock certificates regarding how to exchange existing stock certificates for post-Reverse Stock Split shares of Common Stock. Stockholders who hold their shares in book-entry form are not required to take any action, as the effect of the Reverse Stock Split (and cash in lieu of fractional shares) will automatically be credited and paid to them and reflected in their accounts. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than the procedures for registered stockholders for processing the Reverse Stock Split, and therefore, stockholders whose shares are held in “street name” should contact their bank, broker or other nominee with any questions in this regard.

The above description of the Certificate of Amendment is a summary of the terms thereof and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 9, 2020, the Company issued a press release announcing the Reverse Stock Split and the Split Ratio of 1-for-5. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits.

Exhibit
Number	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation, dated June 11, 2020
99.1	Press Release, dated June 9, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2020

ENERGY FOCUS, INC.

	By:	/s/ Tod A. Nestor
	Name:	Tod A. Nestor
	Title:	President, Chief Financial Officer and Secretary